Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
ALPINE 4 HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Units consisting of:	Rule 457(o)			15,000,000	0.00011020	$1,653
Fees to be paid	Equity	(i) Shares of Class A Common Stock, $0.0001 par value per share (3)
Fees to be paid	Equity	(ii) Warrants to purchase shares of Class A Common Stock (3)
Fees to be paid	Equity	Shares of Class A Common Stock issuable upon exercise of warrants (4)	Rules 457(g) and 457(o)			15,000,000	0.00011020	$1,653
Fees to be paid	Equity	Shares of common stock, $0.0001 par value per share (5)	Rule 457(a)	_________	________		0.00011020	$______
Fees Previously Paid – N/A
Carry Forward Securities – N/A
Total Offering Amounts						$30,000,000		$3,306
Total Fees Previously Paid								$0
Total Fee Offset								$0
Net Fee Due								$3,306
(1)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the Securities Act).
(2)    Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)    No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(4)    No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.
(5)    Represents shares of common stock registered for resale on this registration statement by the selling stockholders named in this registration statement or their permitted transferees. The proposed maximum aggregate offering price of such shares is based on the high end of the price range of the Units offered in the registrants initial public offering and being registered on this registration statement, less a value attributable to the warrants.